FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Raises 2018 diluted EPS guidance range to reflect the impact of U.S. tax reform legislation

MELVILLE, N.Y., February 20, 2018 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record fourth quarter and full year 2017 financial results. All per-share figures in this news release reflect the 2-for-1 common stock split Henry Schein completed during the third quarter of 2017.

The Company is on a 52/53 week fiscal year ending on the last Saturday in December, and 2016 had an extra selling week compared with 2017. That extra selling week occurred in the fourth quarter of 2016. In order to facilitate a more meaningful analysis, the Company has estimated the impact of the extra week on sales growth and is providing internal sales growth in local currencies excluding that extra week.

Net sales for the quarter ended December 30, 2017 were $3.3 billion, an increase of 6.3% compared with the fourth quarter of 2016. This consisted of internal sales growth in local currencies of 5.1%, acquisition growth of 4.0%, an increase related to foreign currency exchange of 2.4% and a negative impact from the extra week of 5.2% (see Exhibit A for details of sales growth).

Net loss attributable to Henry Schein, Inc. for the fourth quarter of 2017 was $8.5 million, or $0.06 per diluted share on a GAAP basis, representing decreases of 106.1% and 107.0%, respectively, versus the fourth quarter of 2016. On a non-GAAP basis, net income attributable to Henry Schein, Inc. for the fourth quarter of 2017 was $152.1 million, or $0.97 per diluted share, representing growth of 0.5% and 3.2%, respectively, versus the same period last year. Note that fourth quarter 2016 non-GAAP net income excludes restructuring costs of $16.1 million pretax or $0.08 per diluted share. Fourth quarter 2017 non-GAAP net income excludes a one-time charge of $143.0 million, or $0.92 per diluted share, for taxes associated with U.S. tax reform legislation, and a loss of $17.6 million pretax, or $0.11 per diluted share, associated with Henry Schein’s divestiture of its equity ownership in E4D Technologies (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP net income and EPS).

“We closed out 2017 with a strong fourth quarter that demonstrates the advantages of our high-touch, value-added solutions business model,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Our customers rely on our team of trusted advisors for the clinical, supply chain, technology and business solutions that practitioners and their office personnel need to operate efficient practices. We satisfy practice needs through technology as well as our consultative approach so our customers can focus on patient care. Our competitive position is built upon education, service and support, software and innovation, and strong, long-term customer relationships.”

Taking into account changes to the federal statutory tax rate under the new U.S. tax legislation and its effects on state taxes and other permanent items, the Company expects its effective tax rate in 2018 to be in the 24% range. In recognition of our team members, following the recent U.S. Tax Cuts & Jobs Act, Henry Schein plans to distribute up to a $1,000 one-time cash bonus to certain designated staff members in the U.S. with one full year of service as of January 1, 2018. These distributions will total approximately $4 million and will be made in the first quarter of 2018. The anticipated impact to 2018 diluted EPS is approximately $0.02.

As a result, Henry Schein is raising its 2018 full year EPS guidance range to $4.03 to $4.14, reflecting growth of 57% to 61% versus 2017 GAAP results, or growth of 12% to 15% versus 2017 non-GAAP results, including the impact of the one-time cash bonus resulting from the U.S. Tax Cuts & Jobs Act.

Mr. Bergman added, “We believe the end markets we serve are healthy and that we are well positioned to continue to deliver on our long-term goal of organic sales growth in excess of market growth, complemented by strategic acquisitions. We have an ongoing commitment to efficiency across our businesses that we expect will drive long-term earnings growth, and we also expect the benefits from U.S. tax reform will be returned to shareholders via higher earnings.”

Dental sales of $1.7 billion increased 8.2% and included internal growth in local currencies of 4.3%, acquisition growth of 6.0%, an increase related to foreign currency exchange of 3.0% and a negative impact from the extra week of 5.1%.

“In North America, we delivered dental consumable merchandise internal sales growth in local currencies of 1.9%, which was negatively impacted by approximately 130 basis points due to the loss of a previously disclosed large DSO contract in January 2017. Growth excluding that contract has accelerated the past three quarters reaching 3.2% in the fourth quarter, and we are optimistic that the health of the macro environment ultimately will drive improved end market unit growth,” commented Mr. Bergman. “North America dental equipment internal sales growth in local currencies of 18.1% was at a multiyear high. We are pleased with this strong equipment sales growth, which benefitted from a solid contribution from sales of the full line of Dentsply Sirona dental equipment, as well as from other key dental equipment manufacturers.”

Mr. Bergman continued, “In local currencies, international dental consumable merchandise internal sales declined by 2.6% due to lower sales in certain European countries. International dental equipment internal sales increased by 7.7% in local currencies, the highest quarterly growth in more than two years.”

Animal Health sales of $889.8 million increased 6.2% and included internal growth in local currencies of 4.5%, acquisition growth of 3.7%, an increase related to foreign currency exchange of 3.2% and a negative impact from the extra week of 5.2%. Internal growth in local currencies of 4.5% included 6.0% growth in North America and 2.9% growth internationally.

“Global Animal Health internal sales growth in local currencies reflects our continued execution both domestically and abroad,” commented Mr. Bergman. “We believe the global Animal Health market is healthy and that we are benefiting from the consistent delivery of innovative products and solutions, and strong customer relationships.”

Medical sales of $636.9 million increased 2.6% and included internal growth in local currencies of 8.3%, acquisition growth of 0.1%, an increase related to foreign currency exchange of 0.3% and a negative impact from the extra week of 6.1%.

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“We believe our Medical sales growth during the quarter continued to exceed the growth of the broader office-based practitioner market, reflecting our ability to penetrate large group practices, particularly through our strong supply chain management capabilities,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $114.6 million increased 2.1% and included internal growth in local currencies of 3.2%, acquisition growth of 0.6%, an increase related to foreign currency exchange of 1.1% and a negative impact from the extra week of 2.8%.

“In North America, Technology and Value-Added Services internal sales growth of 1.8% in local currencies was impacted by lower dental software sales and electronic services revenue, partially offset by approximately 12% growth in financial services revenue,” said Mr. Bergman. “In international markets, we delivered double-digit internal sales growth in local currencies of 11.4%, highlighted by strong dental and animal health software revenue.”

Stock Repurchase Plan

The Company announced that during the fourth quarter it spent approximately $225 million to repurchase approximately 3.2 million shares of its common stock, reflecting what the Company considered to be an attractive buying opportunity. The impact of the repurchase of shares on fourth quarter 2017 diluted EPS was approximately one half of one cent. At the close of the fourth quarter, Henry Schein had approximately $200 million authorized for future repurchases of its common stock.

For the full year 2017, Henry Schein spent approximately $450 million to repurchase approximately 5.9 million shares of its common stock.

Full Year 2017 Results

For the year, net sales of $12.5 billion increased 7.7% compared with 2016.  This consisted of internal sales growth in local currencies of 5.1%, acquisition growth of 3.6%, an increase related to foreign currency exchange of 0.5% and a negative impact from the extra week of 1.5%.

Net income attributable to Henry Schein, Inc. for 2017 was $406.3 million, or $2.57 per diluted share on a GAAP basis, a decrease of 19.8% and 17.1%, respectively, compared with 2016. On a non-GAAP basis, net income attributable to Henry Schein, Inc. for 2017 was $570.1 million, or $3.60 per diluted share, an increase of 5.3% and 8.8%, respectively, compared with 2016 on a non-GAAP basis. Note that 2016 non-GAAP net income excludes restructuring costs. 2017 non-GAAP net income excludes a one-time charge related to taxes associated with U.S. tax reform legislation, a loss associated with Henry Schein’s divestiture of its equity ownership in E4D Technologies, and litigation settlement expenses (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP net income and EPS).

2018 EPS Guidance

Henry Schein today raised its 2018 full year diluted EPS guidance range to reflect the impact of U.S. tax reform legislation, including the estimated two cent impact associated with the aforementioned one-time cash bonus, and now expects the following:

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•         2018 diluted EPS attributable to Henry Schein, Inc. is expected to be $4.03 to $4.14, up from previous guidance of $3.85 to $3.96. This new guidance reflects growth of 57% to 61% compared with 2017 GAAP diluted EPS of $2.57 and growth of 12% to 15% compared with 2017 non-GAAP diluted EPS of $3.60.

•         Guidance for 2018 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

Fourth Quarter 2017 Conference Call Webcast

The Company will hold a conference call to discuss fourth quarter 2017 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is the world's largest provider of health care products and services to office-based dental, animal health, and medical practitioners. The company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P500® and the NASDAQ 100® indexes, Henry Schein employs more than 22,000 Team Schein Members and serves more than 1 million customers.

The company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items. The company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 34 countries. The company's sales reached a record $12.5 billion in 2017, and have grown at a compound annual rate of approximately 15 percent since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)

Net sales	$3,318,054	$3,120,934	$12,461,543	$11,571,668
Cost of sales	2,417,098	2,261,447	9,062,440	8,345,195
Gross profit	900,956	859,487	3,399,103	3,226,473
Operating expenses:
Selling, general and administrative	659,765	629,425	2,539,734	2,409,008
Restructuring costs	-	16,080	-	45,891
Operating income	241,191	213,982	859,369	771,574
Other income (expense):
Interest income	4,349	3,230	17,553	13,275
Interest expense	(16,598)	(9,911)	(53,654)	(31,893)
Other, net	(909)	(327)	(420)	2,879
Income before taxes and equity in earnings
of affiliates	228,033	206,974	822,848	755,835
Income taxes	(206,230)	(58,859)	(362,506)	(217,958)
Equity in earnings of affiliates	4,343	5,358	16,587	18,518
Loss on sale of equity investment	(17,636)	-	(17,636)	-
Net income	8,510	153,473	459,293	556,395
Less: Net income attributable to noncontrolling interests	(17,045)	(14,257)	(52,994)	(49,617)
Net income (loss) attributable to Henry Schein, Inc.	$(8,535)	$139,216	$406,299	$506,778

Earnings (loss) per share attributable to Henry Schein, Inc.:

Basic	$(0.06)	$0.88	$2.59	$3.14
Diluted	$(0.06)	$0.86	$2.57	$3.10

Weighted-average common shares outstanding:
Basic	155,104	159,027	156,787	161,641
Diluted	155,104	161,052	158,208	163,723

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$174,658	$62,381
Accounts receivable, net of reserves of $106,592 and $90,329	1,470,047	1,254,139
Inventories, net	1,933,803	1,665,750
Prepaid expenses and other	454,752	360,510
Total current assets	4,033,260	3,342,780
Property and equipment, net	375,001	333,906
Goodwill	2,301,331	2,019,740
Other intangibles, net	669,641	621,180
Investments and other	432,002	442,790
Total assets	$7,811,235	$6,760,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,153,012	$1,007,249
Bank credit lines	741,653	437,476
Current maturities of long-term debt	16,659	65,923
Accrued expenses:
Payroll and related	272,998	266,463
Taxes	188,873	151,750
Other	403,020	391,785
Total current liabilities	2,776,215	2,320,646
Long-term debt	907,756	715,457
Deferred income taxes	50,431	51,589
Other liabilities	420,285	264,264
Total liabilities	4,154,687	3,351,956

Redeemable noncontrolling interests	832,138	607,636
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
153,690,146 outstanding on December 30, 2017 and
158,805,010 outstanding on December 31, 2016	1,537	1,588
Additional paid-in capital	-	126,742
Retained earnings	2,940,029	2,981,777
Accumulated other comprehensive loss	(130,067)	(317,041)
Total Henry Schein, Inc. stockholders' equity	2,811,499	2,793,066
Noncontrolling interests	12,911	7,738
Total stockholders' equity	2,824,410	2,800,804
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,811,235	$6,760,396

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$8,510	$153,473	$459,293	$556,395
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	51,794	43,951	193,072	169,780
Loss on sale of equity investment	17,636	-	17,636	-
Stock-based compensation expense	10,307	14,619	42,294	58,246
Provision for losses on trade and other
accounts receivable	2,389	911	9,370	2,647
Provision for (benefit from) deferred income taxes	(8,115)	(23,641)	485	(37,066)
Equity in earnings of affiliates	(4,343)	(5,358)	(16,587)	(18,518)
Distributions from equity affiliates	6,331	8,247	23,157	20,351
Changes in unrecognized tax benefits	4,335	1,214	(2,318)	6,013
Provision for transition tax	140,000	-	140,000	-
Other	4,890	4,750	10,921	12,595
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	69,363	129,682	(159,876)	(1,904)
Inventories	(202,395)	(153,300)	(175,059)	(104,787)
Other current assets	(14,926)	13,124	(85,759)	(22,657)
Accounts payable and accrued expenses	152,238	76,836	88,886	1,481
Net cash provided by operating activities	238,014	264,508	545,515	642,576

Cash flows from investing activities:
Purchases of fixed assets	(26,186)	(25,654)	(81,501)	(70,179)
Payments related to equity investments and business
acquisitions, net of cash acquired	(29,887)	(102,032)	(288,673)	(228,575)
Proceeds from sale of equity investment	34,048	-	34,048	-
Other	544	(8,902)	(6,150)	(17,668)
Net cash used in investing activities	(21,481)	(136,588)	(342,276)	(316,422)

Cash flows from financing activities:
Proceeds from bank borrowings	109,391	102,022	302,941	98,748
Proceeds from issuance of long-term debt	-	799	200,440	260,799
Debt issuance costs	(219)	-	(1,990)	(233)
Principal payments for long-term debt	(519)	(6,088)	(60,050)	(15,381)
Proceeds from issuance of stock upon exercise
of stock options	325	1,650	5,266	11,404
Payments for repurchases of common stock	(224,995)	(200,023)	(450,000)	(550,024)
Payments for taxes related to shares withheld for
employee taxes	(111)	-	(44,832)	(27,115)
Excess tax benefits related to stock-based compensation	-	-	-	(463)
Distributions to noncontrolling stockholders	(5,213)	(5,984)	(29,134)	(32,350)
Acquisitions of noncontrolling interests in subsidiaries	(7,278)	(21,464)	(35,192)	(72,729)
Net cash used in financing activities	(128,619)	(129,088)	(112,551)	(327,344)

Effect of exchange rate changes on cash and
cash equivalents	6,865	(12,643)	21,589	(8,515)
Net change in cash and cash equivalents	94,779	(13,811)	112,277	(9,705)
Cash and cash equivalents, beginning of period	79,879	76,192	62,381	72,086
Cash and cash equivalents, end of period	$174,658	$62,381	$174,658	$62,381

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2017 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2017 over Q4 2016

Global	Q4 2017	Q4 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$1,676,758	$1,549,831	8.2%	3.0%	5.2%	6.0%	-5.1%	4.3%

Animal Health	889,785	837,805	6.2%	3.2%	3.0%	3.7%	-5.2%	4.5%

Medical	636,920	621,071	2.6%	0.3%	2.3%	0.1%	-6.1%	8.3%

Total Health Care Distribution	3,203,463	3,008,707	6.5%	2.5%	4.0%	4.2%	-5.4%	5.2%

Technology and value-added services	114,591	112,227	2.1%	1.1%	1.0%	0.6%	-2.8%	3.2%

Total Global	$3,318,054	$3,120,934	6.3%	2.4%	3.9%	4.0%	-5.2%	5.1%

North America	Q4 2017	Q4 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$1,030,559	$1,000,786	3.0%	0.5%	2.5%	1.9%	-6.1%	6.7%

Animal Health	448,675	426,636	5.2%	0.1%	5.1%	5.0%	-5.9%	6.0%

Medical	617,697	601,973	2.6%	0.0%	2.6%	0.1%	-6.2%	8.7%

Total Health Care Distribution	2,096,931	2,029,395	3.3%	0.2%	3.1%	2.0%	-6.1%	7.2%

Technology and value-added services	94,165	95,098	-1.0%	0.1%	-1.1%	0.0%	-2.9%	1.8%

Total North America	$2,191,096	$2,124,493	3.1%	0.2%	2.9%	1.9%	-5.9%	6.9%

International	Q4 2017	Q4 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$646,199	$549,045	17.7%	7.6%	10.1%	13.5%	-3.5%	0.1%

Animal Health	441,110	411,169	7.3%	6.5%	0.8%	2.3%	-4.4%	2.9%

Medical	19,223	19,098	0.7%	7.6%	-6.9%	0.0%	-4.0%	-2.9%

Total Health Care Distribution	1,106,532	979,312	13.0%	7.1%	5.9%	8.6%	-3.9%	1.2%

Technology and value-added services	20,426	17,129	19.2%	6.4%	12.8%	4.2%	-2.8%	11.4%

Total International	$1,126,958	$996,441	13.1%	7.1%	6.0%	8.5%	-3.9%	1.4%

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Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2017
Sales Summary
(in thousands)
(unaudited)

Full Year 2017 over Full Year 2016

Global	Full Year 2017	Full Year 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$6,048,813	$5,555,299	8.9%	1.0%	7.9%	6.3%	-1.4%	3.0%

Animal Health	3,476,635	3,253,095	6.9%	0.0%	6.9%	1.9%	-1.3%	6.3%

Medical	2,497,994	2,337,661	6.9%	0.1%	6.8%	0.0%	-1.6%	8.4%

Total Health Care Distribution	12,023,442	11,146,055	7.9%	0.5%	7.4%	3.7%	-1.4%	5.1%

Technology and value-added services	438,101	425,613	2.9%	-0.3%	3.2%	0.5%	-0.8%	3.5%

Total Global	$12,461,543	$11,571,668	7.7%	0.5%	7.2%	3.6%	-1.5%	5.1%

North America	Full Year 2017	Full Year 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$3,700,364	$3,580,820	3.3%	0.2%	3.1%	1.6%	-1.6%	3.1%

Animal Health	1,792,896	1,675,782	7.0%	0.0%	7.0%	1.9%	-1.5%	6.6%

Medical	2,423,893	2,264,649	7.0%	0.0%	7.0%	0.0%	-1.6%	8.6%

Total Health Care Distribution	7,917,153	7,521,251	5.3%	0.1%	5.2%	1.3%	-1.6%	5.5%

Technology and value-added services	363,391	359,289	1.1%	0.0%	1.1%	0.0%	-0.7%	1.8%

Total North America	$8,280,544	$7,880,540	5.1%	0.1%	5.0%	1.2%	-1.6%	5.4%

International	Full Year 2017	Full Year 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Extra Week Impact	Local Internal Growth

Dental	$2,348,449	$1,974,479	18.9%	2.5%	16.4%	14.5%	-1.0%	2.9%

Animal Health	1,683,739	1,577,313	6.7%	0.0%	6.7%	1.8%	-1.2%	6.1%

Medical	74,101	73,012	1.5%	1.0%	0.5%	0.0%	-1.1%	1.6%

Total Health Care Distribution	4,106,289	3,624,804	13.3%	1.4%	11.9%	8.7%	-1.0%	4.2%

Technology and value-added services	74,710	66,324	12.6%	-2.1%	14.7%	3.1%	-0.8%	12.4%

Total International	$4,180,999	$3,691,128	13.3%	1.4%	11.9%	8.6%	-1.1%	4.4%

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Exhibit B

Henry Schein, Inc.
2017 Fourth Quarter and Full Year 2017
Reconciliation of GAAP results of net income (loss) attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2017	2016	Growth (Decrease)	2017	2016	Growth (Decrease)
Net Income (loss) attributable to Henry Schein, Inc.	$(8,535)	$139,216	(106.1)%	$406,299	$506,778	(19.8)%

Diluted earnings (loss) attributable to Henry Schein, Inc.	$(0.06)	$0.86	(107.0)%	$2.57	$3.10	(17.1)%

Non-GAAP Adjustments
Litigation settlement - Pre-tax (1)	$-	$-		$5,325	$-
Income tax benefit for litigation settlement (1)	-	-		(2,130)	-
Loss on sale of equity investment (2)	17,636	-		17,636	-
Transition tax on repatriated foreign earnings (3)	140,000	-		140,000	-
Deferred tax adjustment (4)	2,952	-		2,952	-
Restructuring costs - Pre-tax (5)	-	16,080		-	45,891
Income tax benefit for restructuring costs (5)	-	(4,020)		-	(11,473)

Total non-GAAP adjustments to Net Income	$160,588	$12,060		$163,783	$34,418

Non-GAAP Adjustments to diluted EPS	$1.03	$0.08		$1.03	$0.21

Non-GAAP Net Income attributable to Henry Schein, Inc.	$152,053	$151,276	0.5%	$570,082	$541,196	5.3%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$0.97	$0.94	3.2%	$3.60	$3.31	8.8%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)  Represents a Q2 2017 pre-tax charge of $5,325 related to a litigation settlement.  The associated tax benefit of $2,130 resulted in a net after tax charge of $3,195.

(2)  Represents a Q4 2017 loss on divestiture of an equity ownership in E4D. There was no tax benefit recognized related to this loss.

(3)  Represents a Q4 2017 one-time-charge of $140,000 related to an estimate of the transition tax on deemed repatriated foreign earnings.

(4)  Represents Q4 2017 one-time-charge of $2,952 for the revaluation of deferred taxes associated with U.S. tax reform legislation.

(5)  Represents Q4 2016 restructuring costs of $16,080, net of $4,020 tax benefit, resulting in an after-tax effect of $12,060 and 2016 full-year restructuring costs of $45,891, net of $11,473 tax benefit, resulting in an after-tax effect of $34,418.

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